EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of ZIOPHARM Oncology, Inc. (the “Company”) for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report), we Jonathan Lewis, the Principal Executive Officer of the Company and Richard E. Bagley, the Principal Financial and Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(2)	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2009

/s/ Jonathan Lewis
Jonathan Lewis, M.D., Ph.D. Chief Executive Officer
(Principal Executive Officer)

Dated: November 10, 2009

/s/ Richard E. Bagley
Richard E. Bagley President and Chief Financial Officer
(Principal Financial and Accounting Officer)